As filed with the Securities and Exchange Commission on February 22, 2006

Registration No. 33-40245

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO

FORM S-3

REGISTRATION STATEMENT
Under
The Securities Act of 1933

The Union Light, Heat and Power Company

(Exact name of registrant as specified in its charter)

Kentucky	31-0473080
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

139 East Fourth Street
Cincinnati, Ohio 45202
(513) 421-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

WENDY L. AUMILLLER
Vice President and Treasurer
The Union Light, Heat and Power Company
139 East Fourth Street
Cincinnati, Ohio 45202

(513) 287-2368
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

J. WILLIAM DUMOND, ESQ. Senior Counsel Cinergy Services, Inc. 139 East Fourth Street Cincinnati, Ohio 45202 (Counsel for the Registrant)	DAVID A. NEUHARDT, ESQ. Thompson Hine LLP 312 Walnut Street Cincinnati, OH 45202-4089 (Counsel for the Registrant)

This Post-Effective Amendment No. 1 is being filed by The Union Light, Heat & Power Company, a Kentucky corporation (the “Registrant”), for the purpose of removing from registration any debt securities registered on the Registrant’s Registration Statement on Form S-3 (Reg. No. 33-40245) hereunder which remain unsold, in the amount of $20,000,000, as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, duly authorized representative, in the City of Cincinnati, State of Ohio, as of February 22, 2006.

The Union Light, Heat and Power Company

By:	/ s / Wendy L. Aumiller
Wendy L. Aumiller
Vice President and Treasurer

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